SIXTH MODIFICATION OF LOAN DOCUMENTS
DATED AS OF JUNE 21, 2007
by and among
Lawson Products, Inc., a Delaware Corporation
AND
LASALLE BANK NATIONAL ASSOCIATION

SIXTH MODIFICATION OF LOAN DOCUMENTS
     THIS SIXTH MODIFICATION OF LOAN DOCUMENTS (this “Modification”) is made as of the 21st day of June, 2007, by and among Lawson Products, Inc., a Delaware Corporation (“Lawson”), with its principal place of business and chief executive office at 1666 E. Touhy Ave., Des Plaines, Illinois, 60018, various Subsidiaries of Lawson listed on Schedule 6.12 to the Credit Agreement (Lawson and the Subsidiaries may be referred to herein collectively as the “Borrower”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).
R E C I T A L S:
     A. Lender has heretofore made a loan (“Loan”) to Borrower in the principal amount of Fifty Million and no/100 Dollars ($50,000,000) pursuant to the terms and conditions of a Credit Agreement dated as of March 27, 2001 between Borrower and Lender, (the “Credit Agreement”, all terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended), and as evidenced by a Promissory Note dated March 27, 2001,in the principal amount of the Loan made payable by Borrower to the order of Lender (“Note”).
     B. The Credit Agreement was amended (i) as of August 12, 2002 to, among other things, add a letter of credit subfacility; (ii) as of July 11, 2003 to, among other things, increase the availability under the letter of credit subfacility; (iii) as of May 31, 2005 to, among other things, increase the Maximum Facility, (iv) as of November ___, 2006 to, among other things, modify the interest rate to be charged on the facility; and (v) as of January 31, 2007 to, among other things, acknowledge Lawson’s liquidation and dissolution Assembly Component Systems, Limited, a United Kingdom corporation (“ACSL”), a Subsidiary of Lawson, and therefore release ACSL from the facility.
     C. Borrower has requested that the Credit Agreement be further modified in order to modify the Fixed Charge Coverage covenant as it relates to the Borrower’s capital improvements relating to the Reno, Nevada location.
     D. The Lender has agreed modify the Fixed Charge Coverage covenant upon the terms and conditions hereinafter set forth.
AGREEMENTS:
     NOW, THEREFORE, in consideration of (i) the facts set forth hereinabove (which are hereby incorporated into and made a part of this Modification with the intent that Lender may rely upon the matters therein recited as representations and warranties of Borrower), (ii) the agreements by Lender to modify the Loan Documents, as provided herein, (iii) the covenants and agreements contained herein, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Modification to the Loan Agreement.
     (a) Modification to Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:
     (i) Modifications of Existing Definitions. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Maximum Letter of Credit Obligation”:
     “Maximum Letter of Credit Obligation” shall mean Five Million and no/100 Dollars ($5,000,000).
     (ii) New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition:
     “Reno Capital Expenditures” shall mean Capital Expenditures for Borrower’s facility at 1381 Capital Blvd., Reno, NV 89502, in the approximate amount of $14,100,000 consisting of land acquisition, a 145,000 square foot addition including a liquid storage room to house hazardous chemicals and an increase in space of the existing aerosol storage room, conveyors, racking and the relocation of certain materials from California to the Reno, Nevada facility.
     (b) Fixed Charge Coverage Covenant. Section 8.13(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “(C) Fixed Charge Coverage. As of the end of each of its Fiscal Quarters calculated on a rolling four (4) Fiscal Quarter basis (i.e. the one (1) year period encompassing such Fiscal Quarter and the previous three (3) Fiscal Quarters then elapsed), the Borrower shall maintain a ratio of (a) the total for such Fiscal Quarter of EBITDA minus all Capital Expenditures which are not financed with Funded Debt (but excluding from such reduction the Reno Capital Expenditures), to (b) the sum for such Fiscal Quarter of (i) Interest Charges, (ii) required payments of principal of the Liabilities (iii) dividends, and (iv) the sum of all income taxes paid in cash by the Borrower, of not less than 1.10 to 1.00;”
     2. Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Lender as follows:
     (a) The representations and warranties in the Credit Agreement, and the other Loan Documents are true and correct as of the date hereof.
     (b) There is currently no Default under the Note, the Credit Agreement or the other Loan Documents and Borrower does not know of any event or circumstance which would constitute an Default under the Note, the Credit Agreement or the other Loan Documents.
     (c) The Loan Documents are in full force and effect and, following the execution and delivery of this Modification, they continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity.
     (d) There has been no material adverse change in the financial condition of Borrower or any other party whose financial statement has been delivered to Lender in connection with the Loan from the date of the most recent financial statement received by Lender.
     (e) As of the date hereof, Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.
     (f) Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Modification and to perform the Loan Documents as modified herein. The execution and delivery of this Modification and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Modification has been duly executed and delivered on behalf of Borrower.
     3. Expenses. As a condition precedent to the agreements contained herein, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with this Modification, including, without limitation, title charges, recording fees, appraisal fees and attorneys’ fees and expenses.
     4. Miscellaneous.
     (a) This Modification shall be governed by and construed in accordance with the laws of the State of Illinois.
     (b) This Modification shall not be construed more strictly against Lender than against Borrower merely by virtue of the fact that the same has been prepared by counsel for Lender, it being recognized that Borrower and Lender have contributed substantially and materially to the preparation of this Modification, and Borrower and Lender each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Modification. Each of the parties to this Modification represents that it has been advised by its respective counsel of the legal and practical effect of this Modification, and recognizes that it is executing and delivering this Modification, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it. The signatories hereto state that they have read and understand this Modification, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

     (c) Notwithstanding the execution of this Modification by Lender, the same shall not be deemed to constitute Lender a venturer or partner of or in any way associated with Borrower nor shall privity of contract be presumed to have been established with any third party.
     (d) Borrower and Lender each acknowledges that there are no other understandings, agreements or representations, either oral or written, express or implied,that are not embodied in the Loan Documents and this Modification, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower and Lender; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Modification. Except as expressly modified hereby, the terms of the Loan Documents are and remain unmodified and in full force and effect.
     (e) This Modification shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     (f) Any references to the “Note”, the “Credit Agreement,” or the “Loan Documents” contained in any of the Loan Documents shall be deemed to refer to the Note, Credit Agreement and the other Loan Documents as amended hereby. The paragraph and section headings used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.
     (g) This Modification may be executed in one or more counterparts, all of which, when taken together, shall constitute one original Agreement.
     (h) Time is of the essence of each of Borrower’s obligations under this Modification.
     (i) Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Modification dated as of the day and year first above written

LASALLE BANK NATIONAL		LAWSON PRODUCTS, INC., a Texas
ASSOCIATION (as Lender)		corporation (as Borrower)

By:		By:	/s/ Thomas Neri
	Michael Vrchota		Thomas Neri
Its:	Senior Vice President	Its:	Chief Executive Officer

LAWSON PRODUCTS, INC., a Delaware		LAWSON PRODUCTS, INC., a Canadian
Corporation (as Borrower)		Corporation (as Borrower)

By:	/s/ Thomas Neri	By:	/s/ Thomas Neri
	Thomas Neri		Thomas Neri
Its:	Chief Executive Officer	Its:	Chief Executive Officer

LAWSON PRODUCTS, INC., a Georgia		LP SERVICE CO., an Illinois Corporation
Corporation (as Borrower)		(as Borrower)

By:	/s/ Thomas Neri	By:	/s/ Thomas Neri
	Thomas Neri		Thomas Neri
Its:	Chief Executive Officer	Its:	Chief Executive Officer

LAWSON PRODUCTS, INC., a New Jersey		LPI HOLDINGS, INC., an Illinois
Corporation (as Borrower)		Corporation (as Borrower)

By:	/s/ Thomas Neri	By:	/s/ Thomas Neri
	Thomas Neri		Thomas Neri
Its:	Chief Executive Officer	Its:	Chief Executive Officer

LAWSON PRODUCTS, INC., a Nevada		CRONATRON WELDING SYSTEMS, INC., a
Corporation (as Borrower)		North Carolina Corporation (as Borrower)

By:	/s/ Thomas Neri	By:	/s/ Thomas Neri
	Thomas Neri		Thomas Neri
Its:	Chief Executive Officer	Its:	Chief Executive Officer

DRUMMOND AMERICAN Corporation,		LAWSON PRODUCTS DE MEXICO, S.A.
an Illinois Corporation (as Borrower)		DE C.V. (as Borrower)

By:	/s/ Thomas Neri	By:	/s/ Thomas Neri
	Thomas Neri		Thomas Neri
Its:	Chief Executive Officer	Its:	Chief Executive Officer

ASSEMBLY COMPONENT SYSTEMS,
INC., an Illinois Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer

AUTOMATIC SCREW MACHINE
PRODUCTS COMPANY, INC., an
Alabama Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer

C.B. LYNN COMPANY, an Illinois
Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer

LP INDUSTRIAL PRODUCTS
COMPANY, an Illinois Corporation (as Borrower)

By:	/s/ Thomas Neri
Thomas Neri
Its:	Chief Executive Officer